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                                                                    EXHIBIT 10.6


                         DIRECTOR DESIGNATION AGREEMENT

     This Director Designation Agreement, dated as of January 15, 1996, is by and between Michael D. Andereck, a resident of Texas ("Andereck"), and Xerox Corporation, a New York corporation ("Xerox"), (Andereck and Xerox being collectively referred to herein as the "Stockholders").

                                  WITNESSETH:

     WHEREAS, the Stockholders own shares of capital stock and/or options to purchase capital stock (collectively "ISI Stock") of Image Sciences, Inc. ("ISI"); and

     WHEREAS, ISI is a party to an Agreement and Plan of Merger, of even date herewith (the "Merger Agreement"), which contemplates that, pursuant to the merger described therein (the "Merger"), shares of ISI Stock will be converted into shares and/or options to purchase shares of capital stock ("Company Stock') of DocuCorp, Inc., a Delaware corporation (the "Company"); and

     WHEREAS, Xerox and certain other parties who will become stockholders of the Company upon consummation of the Merger have entered into a Stockholders' Agreement of even date herewith (the 'Stockholders' Agreement"), pursuant to which Xerox is entitled to designate three members to the Board of Directors ("Board") of the Company; and

     WHEREAS, Andereck and Xerox are parties to a Voting and Lockup Agreement, of even date herewith, pursuant to which each has agreed to vote in favor of the Merger, based upon the parties entering into this Agreement;

     NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The Stockholders shall vote their respective shares of Company Stock and any other shares of voting securities of the Company acquired or controlled by them that they have the right to vote generally in the election of directors of the Company (collectively "Voting Stock") and otherwise use commercially reasonable efforts as stockholders of the Company, at all times until the Termination Date (as defined in the Stockholders' Agreement), to cause and maintain the election to the Board of the following persons as the three designees of Xerox under the Stockholders' Agreement: (i) one designee of Andereck (who shall initially be Michael D. Andereck), one designee of Xerox (who shall initially be Frank Papson) and (iii) one designee (the "Third Designee") who is mutually acceptable to Andereck and Xerox. In the event that Andereck and Xerox are unable to mutually agree upon the Third Designee, they shall promptly select an independent arbitrator to select an independent person with expertise in corporate governance and in the software industry, whose determination shall be binding and whose arbitration action shall be conducted in accordance with the rules of the American Arbitration Association. Each of the Stockholders will thereafter vote his shares of Voting Stock in accordance with the results of the arbitration.

     2. Notwithstanding the Stockholders' Agreement, Xerox shall not have the right to remove the designee of Andereck without the prior written consent of Andereck. Neither Andereck nor Xerox will remove the Third Designee without the prior written consent of the other. If Andereck designates someone other than himself to serve as his designee, Andereck shall have the right to remove such person as a director at any time without the consent or vote of any other party being required, and Xerox will take all such actions necessary and appropriate to cause such director to be removed.

     3. If any vacancy occurs in the Board for any reason, including but not limited to the death, disability, resignation, retirement or removal of a director designated in accordance with this Agreement, the Stockholder or Stockholders who designated the person creating such vacancy shall nominate a successor, Xerox shall promptly designate such nominee pursuant to the terms of the Stockholders' Agreement, and all Stockholders shall vote their
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Voting Stock in favor of the election of such successor to the Board.  Any vacancy that occurs shall be filled as promptly as possible upon the request of the Stockholder having the right to nominate a person to fill such vacancy.

     4. No Stockholder shall vote his Voting Stock in favor of an amendment or repeal of the Company's Bylaws or Certificate of Incorporation or for the adoption of new Bylaws or Certificate of Incorporation by the Company if such amendment or repeal of or new Bylaws or Certificate of Incorporation would adversely affect the rights granted to any Stockholder hereunder. Further, Xerox shall in no event amend, terminate, modify or waive any right under the Stockholders' Agreement, if such action would adversely affect the rights granted to Andereck hereunder.

     5. No Stockholder shall give any proxy or power of attorney to any person or entity that permits the holder thereof to vote in his discretion on any matter that may be submitted to the Company's stockholders, as the case may be, for their consideration and approval, unless such proxy or power of attorney is made expressly subject to and is exercised in conformity with the provisions of this Agreement.

     6. The parties hereto recognize that the Company Stock cannot be readily purchased or sold on the open market and that it is to the benefit of the Company and the parties to this Agreement for the terms and provisions hereof to be carried out; and for those and other reasons, the parties hereto would be irreparably damaged if this Agreement is not specifically enforced in the event of a breach hereof. If any controversy concerning the rights or obligations to purchase, sell or vote any of the Company Stock arises, or if this Agreement is breached, the parties hereto hereby agree that remedies at law might be inadequate and that, therefore, such rights and obligations, and this Agreement, shall be enforceable by specific performance. The remedy of specific performance shall not be an exclusive remedy, but shall be cumulative of all other rights and remedies of the parties hereto at law, in equity or under this Agreement.

     7. The parties hereto shall cause any transferee of any Company Stock owned by a Stockholder to execute an agreement to be bound by the terms and conditions of the Agreement.

     8. This Agreement shall be binding upon and inure to the benefit of the parties hereto, together with their respective executors, administrators, successors, personal representatives, heirs and assigns.

     9. This Agreement shall become effective upon, and shall be conditioned upon the occurrence of, the Merger. Once effective, this Agreement shall continue until, and shall terminate immediately upon the occurrence of the Termination Date (as defined in the Stockholders' Agreement).

     10. Any notice required or permitted to be given hereunder shall be deemed to be given upon the earlier of the business day when received at (by hand delivery or fascimile transmission), or the third day after the date when sent by certified or registered mail or the next following business day when sent by Federal Express or similar overnight delivery service to the respective addresses or fascimile numbers (as the case may be) of the Stockholders set forth opposite their signatures below.

     11. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     12. This Agreement may be amended, modified or supplemented only by a written instrument executed by all of the parties hereto.

     13. This Agreement shall be deemed to have been made in and shall be governed by, and interpreted in accordance with, the laws of the state of Delaware. Venue in connection with the resolution of any disputes arising hereunder shall lie exclusively in the courts of the state of Delaware.
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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.



                                         -----------------------------
                                               Michael D. Andereck


                                         Address:
                                         5910 North Central Expressway
                                         Suite 800
                                         Dallas, Texas 75206
                                         Fax: (214) 891-6678

                                         XEROX CORPORATION

                                         By:
                                            --------------------------


                                         Address:
                                         P.O. Box 1600
                                         Attention:
                                         Stamford, Connecticut 06904-1 600
                                         Fax: (203) 968-3493